Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:
Randy Cairns
+1.408.953.6036
randy.cairns@businessobjects.com

Investor Contacts:
Krista Bessinger
+ 1.408.953.6349
krista.bessinger@businessobjects.com

Anne Guimard
European Investor Relations
+33.1.41.25.39.19
anne.guimard@businessobjects.com

BUSINESS OBJECTS TO ACQUIRE SRC SOFTWARE

Business Objects Adds Financial Planning, Budgeting, and Consolidations to the
Industry’s Leading Business Intelligence Platform

SAN JOSE, Calif. and PARIS – July 20, 2005 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced that it has entered into a definitive agreement to acquire privately-held SRC Software, a leading vendor of financial planning and performance management software.

The acquisition will be an all-cash transaction of approximately $100M US and will be accounted for under the purchase method of accounting. The transaction is expected to be accretive to Business Objects earning on both a US GAAP and pro forma basis beginning in the first quarter of 2006. The acquisition is subject to regulatory approvals and other customary closing conditions, and is expected to be completed in the third quarter of 2005.

SRC Software is a leading vendor of financial planning and performance management products, offering integrated budgeting, planning, consolidations, and reporting systems. The company has more than 1,200 customers worldwide. SRC Software has been a long-term Business Objects technology partner, offering industry leading solutions for strategic planning, forecasting, capital planning, budgeting, sales and compensation planning, and consolidations. SRC Software’s performance management products are integrated today with BusinessObjects™ XI, allowing extreme insight for all departments and functional areas on the

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Business Objects to Acquire SRC Software

industry’s most trusted BI platform. Additionally, as a result of this product integration, users can seamlessly integrate with Microsoft Office in order to unlock the power of their business intelligence and planning information to drive new levels of performance.

“Adding financial planning, budgeting, and consolidations to our portfolio marks a logical step in our evolution,” said Bernard Liautaud, chairman and CEO of Business Objects. “Organizations are looking to the CFO for more than financial gatekeeping and compliance, they want a strategic partner that can help them optimize business operations and plan for the future. These same organizations want to partner with a software vendor that can help them win – and ultimately drive change – in their market and their industry. Adding SRC Software’s financial planning, budgeting, and consolidations capabilities to the trusted BusinessObjects XI platform gives our customers unmatched capabilities for optimizing their organizational performance.”

“Business Objects and SRC Software intend to deliver a winning combination for customers and employees,” said Tom Malone, CEO of SRC Software. “SRC Software brings to Business Objects excellent products, a strong team, and a consistent record of high customer satisfaction and loyalty. We look forward to working with Business Objects to help our customers optimize the performance of their organizations.”

Investor Conference Call

Business Objects will hold a conference call to discuss the acquisition of SRC Software. The conference call will begin at 2:00 p.m. PT (5:00 p.m. ET, 10:00 p.m. London, 11:00 p.m. Paris). The call-in access numbers are +1.800.399.7988 for the U.S. and Canada; and +1.706.634.5428 for Europe and Asia with ID #8022659. The conference call also will be webcast live, and can be accessed at www.businessobjects.com. A replay of the webcast will be available on the Business Objects website approximately two hours after the end of the live call. A telephonic replay will also be available at +1.800.642.1687 for the U.S. and Canada; and +1.706.645.9291 for Europe and Asia with ID #8022659.

More information can be found at www.businessobjects.com.

About SRC Software

SRC Software (www.srcsoftware.com) is the leader in providing flexibility and sophistication for enterprise financial planning and corporate performance management. With more than 2,400 installations in mid- to high-end enterprises, SRC Software’s highly-personalized budgeting, payroll planning, and multi-source consolidation and reporting solutions are used by companies such as New Balance, Union Bank of California, C-SPAN, Lands’ End, and Caterpillar Logistics Services. SRC Software offers a full complement of financial planning and analysis tools through its unique integration of spreadsheets and industry-leading databases

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Business Objects to Acquire SRC Software

complete with full-scale web deployment. SRC Software is privately held and majority owned by San Francisco-based Vista Equity Partners, a $1.3B private equity fund focused on high technology growth investments. SRC Software is privately held and based in Portland, Oregon with regional offices in New York City and Chicago, and international offices in Brussels, London, Stockholm, and Singapore. For more information, contact SRC Software at +1.503.608.3300 or by email at info@srcsoftware.com.

About Business Objects

Business Objects is the world’s leading business intelligence (BI) software company. With more than 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most complete and trusted platform for reporting, query and analysis; performance management and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.

Forward Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning the Business Objects products, SRC Software’s products, the closing of the transaction, and impact of the transaction on Business Objects financial results. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others: Business Objects ability to attract and retain customer support for SRC Software’s products, the ability to generate new sources of revenue from SRC Software’s products, to realize other financial benefits from the proposed acquisition, to strengthen its position in enterprise performance management, as well as the outcome of regulatory reviews of the transaction and the ability of the parties to complete the proposed transaction. More information about potential factors that could affect Business Objects business and financial results is included in Business Objects Form 10-Q for the quarter ended March 31, 2005 and Business Objects Form 10-K for the year ended December 31, 2004, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document. This document will also include non-GAAP financial measures described as pro forma information. A reconciliation of this pro forma information to U.S. GAAP financial statements is available on our investor relations web page at www.businessobjects.com.

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Business Objects and the Business Objects logo, BusinessObjects, and Crystal Reports are intellectual property and trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be intellectual property and trademarks of their respective owners.